Exhibit 4

PRO-DEX, INC.

FIRST AMENDED AND RESTATED
2004 STOCK OPTION PLAN

This First Amended and Restated 2004 Stock Option Plan (the "Plan") is adopted in consideration for services rendered and to be rendered to Pro-Dex, Inc. or any Related Company (as defined below).

1.              Definitions. The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

(a)   Award Shares: The shares of Common Stock underlying an Option or Restricted Stock granted to an Employee.

(b)   Board: The Board of Directors of Pro-Dex, Inc.

(c)   Code: The Internal Revenue Code of 1986, as amended.

(d)   Common Stock: The no par value common stock of Pro-Dex, Inc.

(e)   Company: Pro-Dex, Inc., a corporation incorporated under the laws of Colorado, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

(f)    Date of Grant: The date on which an Option is granted under the Plan.

(g)  Disinterested Person: A director who has not been granted or awarded equity securities pursuant to any plan of the Company or of any Related Company of the Company during one year prior to that director's service as an administrator of the Plan, except as otherwise provided in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to (i) participation in formula plans or ongoing securities acquisitions plans, and (ii) an election to receive securities for an annual retainer fee.

(h)   Employee: An Employee is an employee of the Company or any Related Company.

(i)   Fair Market Value: The Fair Market Value of the Option Shares. Such Fair Market Value as of any date shall be determined by the Committee as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date an Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange by which the Common Stock is traded, if the stock is then traded on a national securities exchange; or, (ii) the last reported sale price (on that date) of the Common Stock on NASDAQ, if the stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the stock is not reported on NASDAQ. However, if the Common Stock is not publicly-traded at the time an Option is granted under the Plan, Fair Market Value shall be deemed to be the fair value of the stock as determined in good faith by the Board or the Committee, and a written record of the method of determining such value shall be maintained.

(j)    Incentive Stock Options ("ISOs"): "Incentive Stock Options" as that term is defined in Section 422 of the Code.

(k)  Key Employee: A person designated by the Committee who either is employed by the Company or a Related Company (see below) and upon whose judgment, initiative and efforts the Company or a Related Company is largely dependent for the successful conduct of its business; provided, however, that Key Employees shall not include those members of the Board who are not employees of the Company or a Related Company.

(l)    Non-Incentive Stock Options ("Non-ISOs"): Options which are not intended to qualify as "Incentive Stock Options" under Section 422 of the Code.

(m)  Option: The rights granted to an Employee to purchase Common Stock pursuant to the terms and conditions of an Option Agreement.

(n)  Option Agreement: The written agreement (and any amendment or supplement thereto) between the Company and an Employee designating the terms and conditions of an Option.

(o)  Committee: With respect to grants of Options to Employees who are not also Officers and/or Directors of the Company, the Plan shall be administered by a Committee ("Option Committee") composed of the Board or at least two members of the Board. With respect to grants of Options to Employees who are also Officers or Directors, the Plan shall be administered by a committee, selected by the Board, consisting of two or more persons, each of whom is a Disinterested Person. Such committee may also be deemed a Committee.

(p)   Option Shares: The shares of Common Stock underlying an Option granted to an Employee.

(q)   Optionee: An Employee who has been granted an Option.

(r)    Related Company: Any corporation that is a "parent corporation" or a "subsidiary corporation" with respect to the Company, as those terms are defined in Section 425 of the Code. The determination of whether a corporation is a Related Company shall be made without regard to whether the corporation or the relationship between the corporation and the Company now exists or comes into existence hereinafter.

(s)    Restricted Stock: Shares of Common Stock granted pursuant to the terms of Section 12 hereof.

(t)    Restricted Stock Agreement: The written agreement (and any amendment or supplement thereto) between the Company and an Employee designating the terms and conditions of Restricted Stock.

(u)   Stock Award: Any Option or Restricted Stock granted under this Plan.

2.             Purpose and Scope.

(a)    The purpose of this Plan is to advance the interests of the Company and its shareholders by affording Employees an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in this Company.

(b)   This Plan authorizes the Committee to grant Stock Awards to Employees selected by the Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters.

3.             Administration of the Plan.

(a)    The Plan shall be administered by the Committee. The Committee shall have the authority granted to it under this Section and under each other Section of the Plan.

(b)    In accordance with and subject to the provisions of the Plan, the Committee shall select the Employees to receive Stock Awards and shall determine (i) the number of shares of Common Stock to be subject to each Stock Award, (ii) the time at which each Stock Award is to be granted, (iii) whether a Stock Award shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Option Shares, (v) the option period, and (vi) the manner in which the Option becomes exercisable. In addition, the Committee shall fix such other terms of each Stock Award as the Committee may deem necessary or desirable. The Committee shall determine the form of Option Agreement or Restricted Stock Agreement to evidence each Stock Award.

(c)     The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and those minutes shall be distributed to every member of the Board.

(d)     The Board may from time to time make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company; provided, however, that no such change or addition shall impair any Stock Award previously granted under the Plan, and that the approval by the affirmative vote of the holders of a majority of the Company's securities entitled to vote and represented at a meeting duly held in accordance with the applicable laws of the State of California, shall be required for any amendment which would:

(i)      materially modify the eligibility requirements for receiving Stock Awards under the Plan;

(ii)     materially increase the benefits accruing to Employees under the Plan; or

(iii)    increase the number of shares of Common Stock that may be issued under the Plan.

(e)    All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Employees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to rights they may have as Directors of the Company be fully protected by the Company with respect to any such action, determination or interpretation.

(f)    It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration is at any time viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, that aspect shall be deemed to be modified, deleted, or otherwise changed as necessary to ensure continued compliance with the Rule 16b-3 requirements.

4.             Number of Shares. The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Committee is authorized to grant Options with respect to, a total number, not in excess of 2,000,000 shares of Common Stock, either treasury or authorized but unissued, or the number and kind of shares of stock or other securities which in accordance with Section 9 shall be substituted for the 2,000,000 shares or into which such 2,000,000 shares shall be adjusted. Such number of shares shall include any options granted under any other stock option plan of the Company that may from time to time become subject to and governed by the terms and conditions of this Plan. All or any unsold shares subject to a Stock Award that for any reason expires or otherwise terminates, may again be made subject to Stock Awards under the Plan.

5.             Eligibility. Options which are intended to qualify as ISOs will be granted only to Key Employees. Key Employees and other Employees may hold more than one Option under the Plan and may hold Stock Awards under the Plan and options or awards granted pursuant to other plans or otherwise.

6.              Option Price. The Committee shall determine the purchase price for the Options Shares, provided that the purchase price to be paid by Optionees for the Option Shares which are intended to qualify as ISOs shall not be less than 100 percent of the Fair Market Value of the Option Shares at the time the ISO is granted. The price per share to be paid by the Optionee at the time an NQO is exercised shall not be less than 85% of the Fair Market Value on the date as of which the NQO is granted, as determined by the Committee. The purchase price for the Option Shares shall be a fixed, and cannot be a fluctuating, price.

7.              Duration and Exercise of Options.

(a)    Each Option granted under the Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option. The Committee shall have the right to accelerate the date of exercise of any Option, provided that the Committee shall not accelerate the exercise of any ISO granted if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code.

(b)    Except as otherwise permitted under Section 11, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided, that in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option. However, if the Option is an ISO it may be exercised by the guardian or personal representative of the Optionee only if such guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Section 422(b)(5) of the Code. Any opinion of counsel must be both from counsel and in a form acceptable to the Committee.

(c)   The Committee may determine whether any Option shall be exercisable as provided in Subsection (a) of this Section 7 or whether the Options shall be exercisable in installments only; if the Committee determines the latter, it shall determine the number of installments and the percentage of the Option exercisable at each installment date. All such installments shall be cumulative.

(d)    If the Optionee ceases to be employed by either the Company or a Related Company because of the death or permanent and total disability (as defined in Section 22(e) (3) of the Code) of the Optionee, any Option held by the Optionee at the time his employment ceases may be exercised within 90 days after the date his employment ceased, but only to the extent that the Option was exercisable according to its terms on the date the Optionee's employment ceased. After such 90-day period, any unexercised portion of an Option shall expire.

(e)     Notwithstanding the provisions of Subsection (d) of this Section 7, if an Optionee's employment by the Company or a Related Company ceases for any reason other than the Optionee's death or permanent and total disability, any unexercised portion of any Option held by the Optionee at the time his employment ceases may be exercised within 30 days after the date his employment ceased, but only to the extent that the Option was exercisable according to its terms on the date the Optionee's employment ceased. After such date, any unexercised portion of an Option shall expire.

(f)      Each Option shall be exercised in whole or part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $2,000.

(g)     To the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, at least six months must elapse from the date of acquisition of an Option by any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act to the date of exercise of such Option or disposition of the Option Shares.

8.             Payment for Option Shares. If the purchase price of the Option Shares purchased by any Optionee at one time exceeds $2,000, the Committee may permit all or part of the purchase price for the Option Shares to be paid by the Optionee by (a) delivering to the Company shares of the Company's Common Stock previously owned by the Optionee with a Fair Market Value as of the date of payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash, (b) having shares withheld from the amount of shares to be received by the Optionee, (c) delivering an irrevocable subscription agreement obligating the Optionee to take and pay for the shares to be purchased within one year of the date of such exercise, or (d) complying with any other payment mechanisms as the Committee may approve from time to time. As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or withholding tax obligations which may arise in connection with such exercise. The issuance, transfer or delivery of certificates of shares of Common Stock pursuant to the exercise or Options may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of federal and state securities laws and the withholding provisions of the Code have been met. Until such person has been issued a certificate or certificates for the Option Shares so purchased, he or she shall possess no rights of a recordholder with respect to any of such shares.

9.              Change in Stock, Adjustments, Inc.

(a)     In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation reorganization, recapitalization, stock dividends, reclassification, split-up, combination or shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan but not subject to an outstanding Option thereunder, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting shareholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

(b)     In the event of any such changes or exchanges, the Committee shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, or kind, or Option price of the shares or other securities then subject to an Option or Options granted pursuant to the Plan and the Committee shall make any such adjustment, and such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

10.           Relationship to Employment. Nothing contained in the Plan, or in any Stock Award granted pursuant to the Plan, shall confer upon any recipient or holder of a Stock Award any right with respect to continuance of employment by the Company or any Related Company, or interfere in any way with the right of the Company or any Related Company to terminate the employment of a Stock Award recipient or holder at any time.

11.           Nontransferability of Option. No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined in the Code, or pursuant to the Employee Retirement Income Security Act or rules promulgated thereunder; except that (a) Optionees who are not subject to Section 16(b) of the Exchange Act may upon written notice transfer an Option (i) to an Optionee's spouse, parents, siblings, or lineal descendants, or (ii) to a trust for the benefit of the Optionee or any of the Optionee's spouse, parents, siblings, or lineal descendants, or (iii) to any corporation or partnership controlled by the Optionee; and (b) Optionees who are subject to Section 16(b) of the Exchange Act may transfer Options to immediate family members and family trusts. No Option shall be subject to execution, attachment or similar process. Except as specifically provided herein, any attempt to transfer the Option shall void the Option.

12.           Restricted Stock: The Committee may grant shares of Restricted Stock pursuant to this Plan.  To the extent consistent with the Company's Bylaws, at the Committee's election, shares of Restricted Stock may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock lapse, or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Committee and shall contain an appropriate legend clearly stating that the transferability of the Restricted Stock represented by the certificate is restricted by the Restricted Stock Agreement and this Plan.  The Restricted Stock Agreements shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate from time to time and the terms and conditions of separate Restricted Stock Agreements need not be identical; provided, however, that each Restricted Stock Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)    Consideration. Restricted Stock may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or a Related Company, or (B) any other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.

(b)    Vesting. Shares of Restricted Stock may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement.

(c)    Termination of Service. In the event a Restricted Stock holder ceases to be employed by either the Company or a Related Company, the Company may receive pursuant to a forfeiture provision to be determined by the Committee in its sole discretion and set forth in the Restricted Stock Agreement, any or all Restricted Shares that have not vested as of the date of termination.

(d)   Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Agreement shall be transferable by the holder only upon such terms and conditions as are set forth in the Restricted Stock Agreement, as the Committee shall determine in its sole discretion, so long as such Common Stock remains subject to the terms and conditions of the Restricted Stock Agreement.

13.           Rights as a Shareholder. No person shall have any rights as a shareholder with respect to any shares covered by an Stock Award until that person shall become the holder of record of such shares (whether or not subject to forfeiture) and, except as provided in Section 9, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

14.           Securities Laws Requirements. No Award Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended ("Securities Act"), any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option, each Restricted Stock certificate and each Award Share certificate may be imprinted with legends reflecting federal and state securities laws, restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

15.            Disposition of Shares. Each Optionee, as a condition of exercise, and each Restricted Stock holder, as a condition to the Restricted Stock grant, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Award Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Award Shares will be sold or otherwise distributed in violation of the Securities Act, or any other applicable federal or state securities laws; (c) that if he is subject to reporting requirements under Section 16(a) of the Exchange Act, he will (i) not violate Section 16(b) of the Exchange Act, (ii) furnish the Company with a copy of each Form 4 and Form 5 filed by him, and (iii) timely file all reports required under the federal securities laws; and (d) that he will report all sales of Award Shares to the Company in writing on a form prescribed by the Company.

16.            Effective Date of Plan; Termination Date of Plan. The Plan shall be effective on the date of the approval of the Plan by the affirmative vote of the holders of a majority of the Company's securities entitled to vote and represented at a meeting duly held in accordance with applicable law. The initial Plan was adopted, subject to shareholder approval, by the Board as of October 16, 2003 and approved by the shareholders on December 11, 2003. This first amended and restated Plan was adopted, subject to shareholder approval, by the Board as of October 18, 2006. The Plan shall terminate on October 16, 2013, except as to Stock Awards previously granted and outstanding under the Plan at that time. No Stock Awards shall be granted after the date on which the Plan terminates. In no event may the Option period exceed ten years from the date on which the Option is granted. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

17.           Limitation on Amount of Option. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent, are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. If an Optionee holds ISOs that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a Fair Market Value at the date of grant in excess of $100,000, then the most recently granted of the ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of the limit, shall be deemed to be NQOs.

18.            Ten Percent Shareholder Rule. With respect to ISOs, no Option may be granted to a Key Employee who, at the time the Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" or "subsidiary corporation" as those terms are defined in Section 425 of the Code, unless at the time the Option is granted the purchase price for the Option shares is at least 110 percent of the Fair Market Value of the Option Shares at the time the ISO is granted and such Option by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of the preceding sentence, stock ownership shall be determined as provided in Section 425 of the Code.

19.            Withholding Taxes. The Company, or any Related Company, may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company, or any Related Company, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Award including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares to be issued upon the exercise of any Option.

20.            Change in Control, Stock Dividends, Reorganization and Other Extraordinary Actions.

(a)     If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare dividends payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Committee shall, with respect to each outstanding Option, proportionately adjust the number of Option Shares and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of Option Shares subject to outstanding Options, the number of shares available under this Plan shall automatically be increased or decreased, as this case may be, proportionately, without further action on the part of the Committee, the Company or the Company's shareholders.

(b)     If the Company is liquidated or dissolved, the Committee may allow the holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them; provided, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option Holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

(c)      The grant of a Stock Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or part of its business or assets.

(d)    In the event of a Change in Control (as defined below) of the Company, the Committee may, in its discretion, accelerate all outstanding Options so that they immediately become fully vested and immediately exercisable for the duration of the term of the Option. For purposes of this Subsection (d), "Change in Control" shall mean either one of the following: (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than a shareholder of the Company on the date of this Plan), the Company, a subsidiary or a Company Employee Benefit Plan, (including any trustee of such Plan acting as trustee) becomes, after the date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, arid involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

(e)     If at any time the Company declares an Extraordinary Dividend, as defined below, all Options shall accelerate and thereupon become fully vested and immediately exercisable for the duration of the term of the Option. For purposes of this Subsection (e), "Extraordinary Dividend" shall mean a cash dividend payable to holders of record of the Common Stock in an amount in excess of 10% of the then Fair Market Value of the Company's Common Stock.

21.           Other Provisions.

(a)    The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

(b)    Any expenses of administering the Plan shall be borne by the Company.

(c)    This Plan shall be construed to be in addition to any and all other compensation plans or programs. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company shall be construed as creating any limitations on the power of authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

(d)    The corporate laws of the State of Colorado shall govern all issues concerning the relative rights of the Company and its shareholders under the Plan. All other questions and obligations under the Plan shall be construed and enforced in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

(e)     Notwithstanding anything to the contrary contained in this Plan, the following provisions, in compliance with the California Corporate Securities Law of 1968 and the rules and regulations promulgated thereunder, shall apply to the Plan and all Options granted under the Plan:

(i)         Each Option shall be exercisable in whole or in consecutive installments, cumulative or otherwise, during its term as determined in the discretion of the Committee. Each Option granted to an Optionee shall provide for the right to exercise at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment; however, in the case of an Option granted to officers, directors, managers or consultants of the Company, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

(ii)          (A) if the Optionee's employment with the Company terminates for any reason (other than involuntary dismissal for "cause" or voluntary resignation in violation of any agreement to remain in the employ of the Company), he or she may, at any time before the expiration of thirty days after termination or before expiration of the Option, whichever first occurs, exercise the Option (to the extent that the Option was exercisable by him or her on the date of the termination of his or her employment); (B) if the Optionee's employment terminates due to disability (as defined in Section 22(e)(3) of the Code and subject to such proof of disability as the Committee may require), the Option may be exercised by the Optionee (or by his guardian(s), or conservator(s), or other legal representative(s)) before the expiration of six months after termination or before expiration of the Option, whichever first occurs (to the extent that the Option was exercisable by him or her on the date of the termination of his or her employment); and (C) in the event of the death of the Optionee, an Option exercisable by him or her at the date of his or her death shall be exercisable by his or her legal representative(s), legatee(s), or heir(s), or by his or her beneficiary or beneficiaries so designated by him or her, as the case may be, within six months after his or her death or before the expiration of the Option, whichever first occurs (to the extent that the Option was exercisable by him or her on the date of his or her death).

(iii)           Optionees under the Plan who do not otherwise have access to financial statements of the Company will receive the Company's financial statements at least annually.

(iv)          Except as permitted by rule 701 of the Securities Act, Options granted under the Plan are nontransferable other than by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to immediate family. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and also includes adoptive relationships.